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                                                                    EXHIBIT 99.1

NEWS                                                                  [AIG LOGO]


Contact: Charlene Hamrah (Investment Community)
         (212) 770-7074

         Joe Norton (News Media)
         (212) 770-3144




                     AIG BOARD IMPLEMENTS SUCCESSION PLAN:

                     SULLIVAN TO SUCCEED GREENBERG AS CEO;
                 GREENBERG TO SERVE AS NON-EXECUTIVE CHAIRMAN;
                   KANAK ELECTED CHIEF OPERATING OFFICER AND
                       BENSINGER TO SUCCEED SMITH AS CFO;
                            FORM 10-K TO BE DELAYED

         New York, March 14, 2005 - American International Group, Inc. (AIG) today announced that the Board of Directors has implemented its management succession plan with the election of Martin J. Sullivan as President and Chief Executive Officer, succeeding M. R. Greenberg, 79. Mr. Greenberg will serve in the capacity of non-executive Chairman. Mr. Sullivan, 50, who has served in a variety of senior positions during his more than 30-year career at AIG, was most recently Vice Chairman and Co-Chief Operating Officer.

         AIG also announced that the Board of Directors elected Donald P. Kanak, 52, Executive Vice Chairman and Chief Operating Officer, focusing on Asia and working closely with Edmund S.W. Tse, Senior Vice Chairman - Life Insurance. Previously, Mr. Kanak was Vice Chairman and Co-Chief Operating Officer.

         AIG also announced that Steven J. Bensinger, 50, has been elected Executive Vice President, Chief Financial Officer, Treasurer and Comptroller. He succeeds Howard I. Smith, 60, as Chief Financial Officer who has taken leave. Bensinger, who joined AIG in 2002, had been Senior Vice President, Treasurer and Comptroller.

         AIG has also announced that the filing of its 2004 Annual Report on Form 10-K, which is due on March 16, 2005, will be delayed. This action is the result of the management changes described above as well as the Company's ongoing internal review of the accounting for certain transactions, which review was commenced in connection with previously announced regulatory inquiries. The Company does not believe that any of the matters subject to the review are likely to result in significant changes to the Company's financial position.

         Frank G. Zarb, Chairman of the Executive Committee of the Board, said:
"The Board deeply appreciates the enormous contributions that Hank Greenberg has made to AIG's growth and success over more than 35 years. As a result of Hank's leadership, AIG today is the largest and best capitalized insurance and financial services organization in the world. However, the Board has concluded it is now in the best interest of AIG's shareholders, customers and employees to turn to a new generation of leadership, and we are pleased that Hank Greenberg will assist in the transition."

         Mr. Zarb continued, "Martin Sullivan's election follows the plan put in place by the Board and the CEO to ensure an orderly transition of senior management. AIG has a very strong and deep management team, and Martin Sullivan is a proven leader who will be an outstanding CEO. Martin has a distinguished record of accomplishment at AIG. He has achieved significant results in several key positions, and he has a deep understanding of AIG's major businesses throughout its domestic and international operations. We are also fortunate to have in Don Kanak and Steve Bensinger seasoned executives who will make important contributions to the Company. We thank Howie Smith for his many years of service as Chief Financial Officer."

         Mr. Sullivan said, "I thank the Board of Directors for their confidence and support. I look forward to continuing to work closely with Don Kanak, Steve Bensinger and the entire senior management team. It is a daunting task to step into the shoes of Hank Greenberg. Thanks to his leadership, AIG's business units are managed by tested professionals who are leaders in their fields. Also, AIG has more than 92,000 hardworking and talented employees around the world, and their continuing commitment will enable AIG to keep serving the best interests of our shareholders and customers. We have an extremely strong business and our financial fundamentals remain intact. The company is committed to cooperating with the governmental authorities in their ongoing investigations. We take these matters seriously and want to bring them to resolution."

                                     # # #

         A conference call for the investment community will be held Tuesday, March 15, 2005 at 9:00 a.m. EST. The call will be broadcast live on the Internet at:

                               www.aigwebcast.com

         The call will be archived through Friday, March 25, 2005 at the same URL link.

         It should be noted that the remarks made on the conference call may contain forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and AIG's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                     # # #

         Martin J. Sullivan was elected AIG Vice Chairman and Co-Chief Operating Officer in May 2002, when he was also elected to the AIG Board of Directors.

         He joined the company in the Finance Department of AIG's non-life company in the UK, AIU in 1971. In 1974, he joined the Property Department and held a succession of underwriting and management assignments in the UK and Ireland. In 1983, Mr. Sullivan was appointed Property Manager for the UK and later Regional Property Manager for the UK/Ireland.

         In 1988, he was named Manager of AIU's London office and Regional Marketing Manager for UK/Ireland. Mr. Sullivan was appointed Assistant Managing Director of AIG Europe (UK) Ltd. in 1989 and Chief Operating Officer in 1991. In 1993 he was named President of AIU's UK/Ireland Division and Managing Director of AIG Europe (UK) Ltd.

         He was elected Senior Vice President, Foreign General Insurance in 1996 and Executive Vice President, Foreign General in 1998. In 1996 he was appointed Chief Operating Officer of AIU in New York and named President in 1997. He was elected to the Board of AIG in May 2002.

         Mr. Sullivan is an Associate Member of the Chartered Insurance Institute, a Fellow of the Institute of Leadership & Management, a Member of the Chartered Management Institute, a Director of the International Insurance Society and the Geneva Association. He also serves on the Business Advisory Committees of the St. George's Society and The British Memorial Garden Trust, and the Board of Trustees of the American Associates of the Royal Academy Trust. He is a Past President of British American Business Inc. and is a Director of Young Audiences Inc. and Friends of London Youth Inc.

         He is married, and has two daughters.

                                     # # #

         Donald P. Kanak was previously Vice Chairman and Co-Chief Operating Officer of AIG.

         Mr. Kanak joined AIG in January 1992 with responsibility for AIG's life insurance business in Japan and Korea, based in Tokyo. In March of 1995, Mr. Kanak was appointed President and Chief Operating Officer of the AIG Companies in Japan and Korea, and became President and Chief Executive Officer in January 2001. Mr. Kanak was named AIG Vice President in February 1999, and Executive Vice President in 2002.

         Prior to joining AIG, Mr. Kanak was President and Chief Executive Officer of the Japan subsidiary of a U.S. life insurer and before that, he was a partner at a multinational consulting firm based in Washington, D.C., specializing in insurance and financial services.

         Mr. Kanak is a member of the Council on Foreign Relations, the America-Japan Society, the Society of Financial Services Professionals, the Board of Visitors of the University of North Carolina at Chapel Hill, and the Advisory Committee to the Harvard Law School Program on International Financial Systems.

         Mr. Kanak holds a B.A. degree in Economics with highest honors from the University of North Carolina at Chapel Hill, a Juris Doctor degree with honors from Harvard Law School and a Master's degree in Management Studies from Oxford University, England. He also holds the Chartered Life Underwriter (CLU) and Chartered Financial Consultant (ChFC) designations of the American College.

                                     # # #

         Steven J. Bensinger was elected Senior Vice President, Treasurer and Comptroller of AIG in January 2005. Mr. Bensinger had served as AIG Treasurer since October 2002.

         Prior to joining AIG, Mr. Bensinger was Executive Vice President and Chief Financial Officer of Combined Specialty Group, Inc., the insurance underwriting operations of Aon Corporation. Before joining Aon, Mr. Bensinger was Executive Vice President of Trenwick Group Ltd., a position he assumed in October 1999 concurrent with Trenwick's acquisition of Chartwell Re Corporation, where Mr. Bensinger served as President and a director. Mr. Bensinger's responsibilities at Trenwick included strategic planning, mergers and acquisitions, executive compensation, human resources and oversight of the legal function.

         Mr. Bensinger joined Chartwell in March 1993 as President and, during his tenure with the company, concurrently served as Chairman and CEO of its UK operations from July 1998 to October 1999.

         Prior to joining Chartwell, Mr. Bensinger was President and Chief Operating Officer and a director of Skandia America Reinsurance Corporation, a position he assumed in early March 1991. Prior to that he served as Skandia America's Executive Vice President and Chief Financial Officer. Mr. Bensinger also served as Chairman of the board of numerous Skandia subsidiaries.

         Mr. Bensinger joined Skandia America in October 1987 after an eleven-year career with the international accounting and consulting firm of Coopers & Lybrand, where he was a partner in the New York insurance practice.

         Mr. Bensinger is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He graduated from New York
University's Stern School of Business in 1976. Mr. Bensinger has since served as a Board member and as President of the Stern School of Business Alumni Association. He presently serves on the Board of the New York University Alumni Association.

                                     # # #

         American International Group, Inc. (AIG) is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                      # # #

                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270